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                                                                     EXHIBIT 5.1


                              HOLLAND & KNIGHT, LLP
                                ONE BEACON STREET
                                 BOSTON, MA 02108

                                                 December 28, 2000

Hybridon, Inc.
345 Vassar Street
Cambridge, MA 02139


              Amendment No. 3 to Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have acted as counsel to Hybridon, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of Amendment No. 3 to Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of up to 724,295 shares of the Company's Series A preferred stock, par value $.01 per share, and up to 59,387,918 shares of the Company's common stock, par value $.01 per share (collectively, the "Shares"), issued by the Company to the selling shareholders named in the Registration Statement.

                  In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies, and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

                  Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,


                                   /s/ Holland & Knight, LLP